Exhibit 19 under Form N-1A
                       Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY



         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INCOME SECURITIES TRUST_____________________________________________________ and the Deputy
General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities
Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming al that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                      TITLE                              DATE



/s/ John F. Donahue             Chairman and Trustee           June 3, 1997
John F. Donahue                 (Chief Executive Officer)



/s/ Glen R. Johnson             President                      June 3, 1997
--------------------------
Glen R. Johnson



/s/ John W. McGonigle           Treasurer, Executive           June 3, 1997
John W. McGonigle               Vice President and Secretary
                                (Principal Financial and
                                 Accounting Officer)



/s/ Thomas G. Bigley            Trustee                       June 3, 1997
--------------------------
Thomas G. Bigley



/s/ John T. Conroy              Trustee                       June 3, 1997
--------------------------
John T. Conroy



/s/ William J. Copeland         Trustee                       June 3, 1997
--------------------------
William J. Copeland



/s/ James E. Dowd               Trustee                       June 3, 1997
---------------------------
James E. Dowd



/s/ Lawrence D. Ellis, M.D.     Trustee                        June 3, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.     Trustee                       June 3, 1997
---------------------------
Edward L. Flaherty, Jr.



/s/ Peter E. Madden             Trustee                       June 3, 1997
---------------------------
Peter E. Madden



/s/ Gregor F. Meyer             Trustee                        June 3, 1997
---------------------------
Gregor F. Meyer



/s/ John E. Murray, Jr.         Trustee                         June 3, 1997
---------------------------
John E. Murray



/s/ Wesley W. Posvar            Trustee                       June 3, 1997
---------------------------
Wesley W. Posvar



/s/ Marjorie P. Smuts           Trustee                         June 3, 1997
---------------------------
Marjorie P. Smuts



Sworn to and subscribed before me this   3rd    day of    June    , 1997
                                       --------        ----------



/s/ Marie M. Hamm

Notarial Seal
Marie Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries